UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (April 13, 2021)

Token Communities Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-55489	81-3709511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4802 Lena Road, Unit 105

Bradenton, Florida, 34211

(Address of principal executive offices)(Zip Code)

(631) 397-1111

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

On approximately April 13, 2021, Token Communities Ltd. (the “Company”) learned the principal of its independent public accountants, AJ Robbins CPA LLC (“AJR”) is retiring and the firm no longer conducting audits.

During the time AJR served as the Company’s independent registered public accounting firm there were no disagreements with AJR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJR, would have caused AJR to make reference in connection with its opinion to the subject matter of the disagreement. AJR’s report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

AJR’s letter to the U.S. Securities and Exchange Commission stating its agreement with the statements in these paragraphs is filed as Exhibit 16.1 to this Current Report on Form 8 K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On April 13, 2021, the Company selected Gries & Associates, LLC (“Gries”) as its new independent registered public accounting firm. The decision to engage Gries as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

The following document is furnished as an Exhibit pursuant to Item 4.01 hereof:

Exhibit 16.1 – Letter from AJ Robbins CPA LLC to the Securities and Exchange Commission dated May 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 6, 2021	By:	/s/ David Chen
David Chen
President

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